Cornerstone Bancshares, Inc. Announces Cash Dividend
Friday, August 24, 2007 8:00 AM
- PR Newswire

CHATTANOOGA, Tenn., August 24, 2007 /PRNewswire-FirstCall via COMTEX/ -- Cornerstone Bancshares, Inc. (OTC Bulletin Board: CSBQ) today announced the following:

Cornerstone Bancshares, Inc Board of Directors announced the record date and payment date of Cornerstone’s quarterly dividend. The dividend $.05 a share will be issued to shareholders of record as of September 18, 2007, and will be paid October 5, 2007.

Cornerstone Bancshares, Inc. is a one-bank holding company serving the Chattanooga, Tennessee MSA with 5 branches, 2 loan production offices and $425 million in assets specializing in business financial services.

Contact:
Cornerstone Bancshares, Inc., Chattanooga, TN
Frank Hughes
President & Treasurer, Cornerstone Bancshares, Inc.
PH#(423)385-3009,Fax# (423)385-3100
email: fhughes@cscbank.com